EXHIBIT 17

                                  FORM OF PROXY

                                                  YOUR VOTE IS IMPORTANT!

                                                    VOTE TODAY BY MAIL,
                                             TOUCH-TONE PHONE OR THE INTERNET
                                             CALL TOLL FREE 1-888-221-0697 OR
                                             LOG ON TO WWW.PROXYWEB.COM/XXXXX

*** CONTROL NUMBER: XXX XXX XXX XXX XX ***   Please fold and detach card at
                                             perforation before mailing.

SCUDDER GNMA FUND

PROXY             SPECIAL MEETING OF SHAREHOLDERS - JULY 13, 2000


         The undersigned hereby appoints John Millette, Kathryn L. Quirk and John R. Hebble, and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of the above-referenced fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., Two International Place, Boston, MA 02110, on July 13, 2000, at 3:00 p.m., Eastern time, and at any adjournments thereof.

                                 PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

                                 Dated ____________________________,2000

                                 PLEASE  SIGN  EXACTLY  AS  YOUR  NAME OR
                                 NAMES   APPEAR.   WHEN   SIGNING  AS  AN
                                 ATTORNEY,    EXECUTOR,    ADMINISTRATOR,
                                 TRUSTEE OR  GUARDIAN,  PLEASE  GIVE YOUR
                                 FULL TITLE AS SUCH.

                                 -----------------------------------------------
                  [NAME]
                  [ADDRESS]

                                 -----------------------------------------------
                                             Signature(s) of Shareholder(s)

                                                YOUR VOTE IS IMPORTANT!

                                                  VOTE TODAY BY MAIL,
                                           TOUCH-TONE PHONE OR THE INTERNET
                                           CALL TOLL FREE 1-888-221-0697 OR
                                           LOG ON TO WWW.PROXYWEB.COM/XXXXX

                Please fold and detach card at perforation before
                                    mailing.

         ALl properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposals.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE FUND. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE --- PROPOSALS.

                   PLEASE VOTE BY FILLING IN THE BOXES BELOW.

                                                  FOR ALL        WITHHOLD
                                                  NOMINEES       AUTHORITY TO
                                                  LISTED         VOTE FOR ALL
                                                  (EXCEPT AS     NOMINEES LISTED
                                                  NOTED IN
                                                  SPACE
                                                  PROVIDED)
PROPOSAL 1

To elect Trustees to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

NOMINEES:

(01) Henry P. Becton,  Jr. (02) Linda C.
Coughlin (03)  Dawn-Marie  Driscoll (04)
Edgar R.  Fiedler (05) Keith R. Fox (06)
Joan  Edelman  Spero  (07) Jean  Gleason
Stromberg   (08)  Jean  C.  Tempel  (09)
Steven   Zaleznick    INSTRUCTION:    TO
WITHHOLD   AUTHORITY  TO  VOTE  FOR  ANY
INDIVIDUAL NOMINEE, WRITE THE NAME(S) ON
THE LINE IMMEDIATELY BELOW.

----------------------------------------

PROPOSAL 2                                       FOR        AGAINST      ABSTAIN
----------

To  approve  an  Agreement  and  Plan of
Reorganization  for the Fund whereby all
or  substantially  all of the assets and
liabilities   of  the   Fund   would  be
acquired by AARP GNMA and U.S.  Treasury
Fund in exchange for shares of the Class
S  Shares  class  of AARP  GNMA and U.S.
Treasury Fund. PROPOSAL 3

To    ratify    the     selection     of
PricewaterhouseCoopers LLP as the Fund's independent accountants for the current fiscal year.

The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof.

                           PLEASE SIGN ON REVERSE SIDE